                                  EXHIBIT 24.1

                                POWER OF ATTORNEY

                                POWER OF ATTORNEY


The undersigned directors and officers of Emerald Financial Corp. hereby authorize and appoint Thomas P. Perciak, President and Chief Executive Officer and John F. Ziegler, Executive Vice President, as our agent, and each of them, each with full power to act without the other, as attorney-in-fact, with full power to act for us and all of us, for the purpose of subscribing our names to the Form S-3 Registration Statement, to be filed with the Securities and Exchange Commission, and for the purpose of making any changes or amendments necessary or desirable to such documents and to any documents ancillary thereto, with the same powers and to the same effect as we may do if personally present, hereby ratifying and approving the acts of said attorneys and each of them:

Dated this 20th day of May, 1998.


/s/ Thomas P. Perciak
------------------------------------------------
Thomas P. Perciak
President & Chief Executive Officer and Director

/s/ Mike Kalinich, Sr.
------------------------------------------------
Mike Kalinich, Sr.
Chairman of the Board

/s/ John F. Ziegler
------------------------------------------------
John F. Ziegler
Executive Vice President and Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

/s/ George P. Bohnert
------------------------------------------------
George P. Bohnert
Director

/s/ Joan M. Dzurilla
------------------------------------------------
Joan M. Dzurilla
Director

/s/ William A. Fraunfelder, Jr.
------------------------------------------------
William A. Fraunfelder, Jr.
Director

/s/ Glenn W. Goist
------------------------------------------------
Glenn W. Goist
Director

/s/ Kenneth J. Piechowski
------------------------------------------------
Kenneth J. Piechowski
Director

/s/ John J. Plucinsky
------------------------------------------------
John J. Plucinsky
Director